SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2004

United PanAm Financial Corp.

(Exact name of registrant as specified in its charter)

California	94-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-24051

3990 Westerly Place, Suite 200

Newport Beach, California 92660

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 224-1917

Item 5. Other Events and Required FD Disclosure.

Non-prime lending has been and continues to be the subject of significant regulatory concern and scrutiny among all of the federal banking authorities including the Office of Thrift Supervision, or OTS, which supervises the Company’s subsidiary Pan American Bank, or the Bank. Through United Auto Credit Corporation, the Bank purchases and holds for investment non-prime automobile sales contracts originated by independent and franchise dealers of used automobiles. These automobile sales contracts represent approximately 24% of the Bank’s total assets. The balance of the Bank’s assets consist primarily of mortgage-backed securities. It has been and continues to be the Bank’s strategy to conduct its non-prime auto finance business in compliance with all applicable laws, rules and regulations and in a manner which satisfies the criteria for classification as a “well-capitalized” institution.

The Western Region Office of the OTS has notified us that the Bank is considered by the OTS to have an unacceptable level of risk for a federally insured thrift because we are deemed by the OTS to have an excessive concentration risk in auto loans, all of which are non-prime in nature. We believe that the Bank conducts its business in a safe, sound and prudent manner. We responded to the OTS by documenting the various actions taken to manage the risks of our non-prime auto lending business, assuring the OTS that the Bank intends to remain well capitalized, and continuing our dialogue with the OTS to address the regulatory concerns expressed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp.
(Registrant)

Dated: March 17, 2004	By:	/s/ Garland Koch
	Name:	Garland Koch
	Title:	Chief Financial Officer

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